UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 6, 2023

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive office, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PANW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On June 6, 2023 and June 7, 2023, Nikesh Arora, Palo Alto Networks, Inc.’s (“Palo Alto Networks” or the “Company”) Chairman and Chief Executive Officer, completed the sale of approximately 549,838 shares of Palo Alto Networks common stock of which approximately 474,300 shares are related to the exercise of vested options that will expire on June 6, 2025 and December 6, 2025. The Company has been advised by Mr. Arora that this transaction is part of an orderly exercise and disposition process that will enable Mr. Arora to sell Palo Alto Networks common stock acquired through option exercises in advance of his option expiration dates. Mr. Arora plans to use the sale proceeds to fund the option exercises, to satisfy the resulting tax obligations, and to diversify his financial holdings.

As part of this orderly process, on June 8, 2023, Mr. Arora also adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, and the policies of the Company regarding transactions in its securities. Under the trading plan, Mr. Arora intends to sell up to approximately 2,000,000 shares of Palo Alto Networks common stock acquired through option exercises and spread the exercises and sales over a period beginning in or around September 2023 and ending around or before August 2024. All sales under Mr. Arora’s trading plan will be subject to the applicable volume limitations under Rule 144, which limit the number of shares that can be sold in any three-month period.

The Company confirmed with Mr. Arora that he was not in possession of material non-public information at the time of the share dispositions or the execution of the trading plan discussed above.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks, uncertainties, and assumptions including statements related to our expectations about the amount and timing of sales of our common stock by Mr. Arora and Mr. Arora’s adoption of, and the terms of, a stock trading plan for the sale of our common stock. There are a significant number of factors, many of which are beyond our control, that could cause actual results to differ materially from statements made in this report, including, but not limited to: developments and changes in general market, political, economic and business conditions, fluctuations in our stock price, changes in law or legal requirements, or legal or contractual restrictions on sales of stock by the Company’s Chief Executive Officer. Additional risks and uncertainty that could affect actual results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q filed with the SEC on May 24, 2023 and our most recent Annual Report on Form 10-K filed with the SEC on September 6, 2022, each of which are available on our website at investors.paloaltonetworks.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this report are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Bruce Byrd
Bruce Byrd
Executive Vice President, General Counsel

Date: June 8, 2023